EXHIBIT 99.1

COSINE COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2008

LOS GATOS, Calif., Nov 6, 2008 /PRNewswire-FirstCall/ -- CoSine Communications, Inc. (Pink Sheets: COSN), today announced net income of $2,000 or $0.00 per share for the three months ended September 30, 2008 as compared to net income of $127,000 or $0.01 per share for the three months ended September 30, 2007.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers. CoSine ceased its customer service operations effective December 31, 2006. CoSine's strategic plan is to redeploy its existing resources to identify and acquire new business operations. CoSine's redeployment strategy will involve the acquisition of one or more operating businesses with existing or prospective taxable earnings. This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards ("NOLs"). As of this date, no candidates have been identified, and no assurance can be given that CoSine will find suitable candidates, and if it does, that it will be able to utilize its existing NOLs.

Safe Harbor Warning

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine's ability to identify and effectuate desirable strategic acquisitions, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring and executing possible strategic acquisitions. A detailed discussion of these factors and other risks that affect CoSine's business is contained in its SEC filings, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three Months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenue:
Product	$-	$-	$-	$-
Service	-	-	-	-
Total revenue	-	-	-	-
Cost of revenue	-	-	-	-

Gross profit (loss)	-	-	-	-

Operating expenses:
Research and development	-	-	-	-
Sales and marketing	-	-	-	-
General and administrative	169	175	492	542
Total operating expenses	169	175	492	542

Loss from operations	(169)	(175)	(492)	(542)

Interest income and other	171	302	568	885

Income before taxes	2	127	76	343

Income tax provision	-	-	-	-

Net income	$2	$127	$74	$343

Basic net income per share	$0.00	$0.01	$0.01	$0.03
Diluted net income per share	$0.00	$0.01	$0.01	$0.03
Shares used in computing basic and
diluted net income per share
Basic	10,091	10,091	10,091	10,091
Diluted	10,093	10,114	10,093	10,118

CoSine Communications, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$5,551	$12,709
Short-term investments	17,489	10,410
Other receivables	80	73
Prepaid expenses and other current assets	46	36
Total current assets	23,166	23,228
Long-term deposits	3	3
	$23,169	$23,231

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$227	$204
Other accrued liabilities	10	97
Total current liabilities	237	301

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	539,051	539,026
Accumulated other comprehensive income	(84)	15
Accumulated deficit	(516,036)	(516,112)
Total stockholders' equity	22,932	22,930
	$23,169	$23,231

1.	Amounts are derived from the December 31, 2007 audited financial statements.